Exhibit 99

Cascade Financial Corporation                   The Cereghino Group
Contacts: Carol K. Nelson, CEO                  Corporate Investor Relations
          Lars Johnson, CFO                     www.stockvalues.com
          425.339.5500                          206.762.0993
          www.cascadebank.com
                                                NEWS RELEASE
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       CASCADE FINANCIAL CORPORATION ANNOUNCES STOCK REPURCHASE PROGRAM
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EVERETT, WA - June 14, 2004 - Cascade Financial Corporation (NASDAQ: CASB),
parent company of Cascade Bank, today announced that its Board of Directors has authorized the purchase of up to 200,000 shares of its common stock, which represents roughly 2% of the shares outstanding. The Company intends to purchase at least enough shares to offset any exercises of stock options and any stock grants.

The Company may buy shares in open market or privately negotiated transactions, as permitted under applicable rules and regulations. The extent to which the Company repurchases its shares and the timing of such repurchases will depend on market conditions and management's discretion. The repurchase program, which is set to terminate on June 1, 2005, may be modified, suspended or terminated by the Board of Directors at any time without notice.

"Earlier this month, we completed our acquisition of Issaquah Bancshares," stated Carol K. Nelson, President and CEO. "We expect that the acquisition will be accretive to earnings in 2005 before merger expenses, regardless of the number of our shares we buy back." There are currently approximately 9.5 million shares outstanding, and the Company's common stock closed at $17.54 on June 10, 2004. At the end of the first quarter, Cascade had assets of $897 million. In addition, Issaquah Bancshares had assets of $134 million as of March 31, 2004.

About Cascade Financial
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Established in 1916, Cascade Bank, the only operating subsidiary of Cascade
Financial Corporation, is a state chartered commercial bank headquartered in Snohomish County, Washington. Cascade Bank operates 15 full service offices, located in Everett, Lynnwood, Marysville, Mukilteo, Smokey Point, Issaquah, Clearview, Woodinville, Lake Stevens and Bellevue, with an additional branch scheduled to open this month in Snohomish. Issaquah Bank, a division of Cascade Bank, operates offices in Issaquah and North Bend. In June 2003, Washington CEO magazine ranked Cascade Bank the #1 medium sized "Best Company to Work For" in Washington State.

Forward-Looking Statements
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This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA), including an earnings outlook for the Company. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Those factors include, but are not limited to, the financial condition of Issaquah Bank, the ability to integrate following the merger, the impact of the current national and regional economy on small business loan demand in the Puget Sound area, the Company's ability to retain the Issaquah Bank customer base, interest rate movements and the impact on margins such movements may cause, the Company's ability to attract and retain qualified people, competition with other banks and financial institutions and other factors. For a discussion of factors that could cause actual results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission. Words such as "expect," "should," "believes," and other similar expressions or future or conditional verbs such as "will," "may," and "should," are intended to identify such forward-looking statements. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting the Company under PSLRA's safe harbor provisions.


Note:  Transmitted on Business Wire at 5:00 am PDT, Monday, June 14, 2004.